SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 27, 2009

KENDLE INTERNATIONAL INC.
(Exact name of Registrant as specified in its Charter)

Ohio	000-23019	31-1274091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )
441 Vine Street, Suite 500, Cincinnati, Ohio
45202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (513) 381-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  –  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
      Arrangements of Certain Officers.

(b) and (c)

On July 27, 2009, the Company appointed Dr. Stephen Cutler Senior Vice President and Chief Operating Officer of the Company.  Dr. Cutler, age 49, has served most recently as Senior Vice President, Global Project Management at Quintiles, Inc. where he held such position from 2006 to January 2009.  Prior thereto, Dr. Cutler held various positions at Quintiles, Inc. since 1995, including Senior Vice President, Clinical, Medical and Regulatory in 2005 and General Manager, Northeast Region from 2003-2004.  Dr. Cutler will participate in the Company’s standard benefit plans afforded to the Company’s executive officers, including the Company’s Stock Incentive Plan, and change in control benefits.  Dr. Cutler’s equity awards will include 3,000 shares of Kendle stock, an annual grant of 3,000 shares of time-vested equity in the form of Kendle restricted stock units (in each of 2009, 2010, 2011, and 2012), and an annual grant of 5,000 shares of performance-vested equity in the form of Kendle restricted stock units (in each of 2009, 2010, 2011, and 2012).  These awards are expected to be issued in accordance with the Management Development and Compensation Committee’s procedures at its upcoming meeting.  Dr. Cutler will receive a salary of $385,000 and a signing bonus of $125,000.

In connection with Dr. Cutler’s appointment, the Company made adjustments to titles of certain executive officers to strengthen its competitive position.  The Company appointed Christopher C. Bergen Executive Vice President and Chief Administrative Officer and Simon Higginbotham as Senior Vice President and Chief Marketing Officer.  No changes were made to either Mr. Bergen’s or Mr. Higginbotham’s compensation or benefits.

There are no transactions in which Dr. Cutler has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01  -  Financial Statements and Exhibits

(a)           Not applicable

(b)           Not applicable

(c)           Exhibits

Exhibit No.	Description
99.1	Press release issued by Kendle International Inc. dated July 28, 2009
99.2	Press release issued by Kendle International Inc. dated July 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENDLE INTERNATIONAL INC.

Date: July 28, 2009	By:	/s/ Jarrod B. Pontius
Jarrod B. Pontius
Vice President, Chief Legal Officer and Secretary